Exhibit 99.2

ATC Contact: Brad Singer

Chief Financial Officer and Treasurer

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION REPORTS FIRST QUARTER 2005 RESULTS

FIRST QUARTER 2005 HIGHLIGHTS

•	Rental and Management segment revenues increased 10% to $181.6 million

•	Rental and Management segment operating profit increased 14% to $124.9 million

•	Adjusted EBITDA increased 15% to $118.5 million

•	Cash provided by operating activities increased to $92.6 million

Boston, Massachusetts – May 4, 2005 – American Tower Corporation (NYSE: AMT) today reported financial results for the quarter ended March 31, 2005.

Total revenues increased 9% to $184.4 million and rental and management segment revenue increased 10% to $181.6 million for the quarter ended March 31, 2005, as compared to the same period in 2004. Rental and management segment operating profit increased 14% to $124.9 million for the quarter ended March 31, 2005, as compared to the same period in 2004.

Adjusted EBITDA (defined as income from operations before depreciation, amortization and accretion and impairments, net loss on sale of long-lived assets and restructuring expense, plus interest income, TV Azteca, net) increased 15% to $118.5 million for the quarter ended March 31, 2005, as compared to the same period in 2004.

Income from operations increased to $30.3 million for the quarter ended March 31, 2005, as compared to $14.2 million for the same period in 2004. Loss from continuing operations was $31.5 million for the quarter ended March 31, 2005, as compared to $47.6 million for the same period in 2004, and includes a $15.0 million pre-tax loss on retirement of long-term obligations related to the refinancing of certain of the Company’s outstanding indebtedness. Net loss was $31.6 million, or $(0.14) per share, for the quarter ended March 31, 2005.

Net cash provided by operating activities increased to $92.6 million for the quarter ended March 31, 2005, as compared to $31.7 million for the same period in 2004. Payments for purchases of property and equipment and construction activities were $15.9 million for the quarter ended March 31, 2005. The Company completed the construction of 59 towers during the quarter.

Jim Taiclet, American Tower’s Chairman and Chief Executive Officer, stated “Our first quarter operational and financial results once again reaffirm the power and reliability of the tower business model. Our company delivered its highest level of quarterly tower revenue and Adjusted EBITDA, and our Adjusted EBITDA margin of 64% continues to lead the industry. Our management team and employees throughout the Company continue to focus on growing our core tower leasing business and maximizing the strong operating leverage of our business model.

(Continued)

“As we look ahead, we see continued opportunity to grow our tower leasing business based on the following trends: first, wireless carriers’ subscriber additions continued at a brisk pace during the first quarter. Second, carriers are making significant progress in deploying advanced data networks as wireless data revenues increase and become a more substantial portion of total carrier revenues. Third, the potential for a third, wireless “pipe” to homes and businesses is beginning to become a reality. We expect all three of these trends to be played out over an extended period of time, providing a favorable environment for the kind of sustained, steady growth that we have experienced over the past few years.

“In addition, our strong operating performance has significantly improved our financial position. In the first quarter, cash from operations reached a quarterly all-time high of $93 million, nearly triple that of the first quarter of 2004 and our net debt to annualized Adjusted EBITDA decreased over a full turn to 6.4x. In sum, we believe that we are successfully executing on all facets of our business plan in a favorable wireless industry environment.”

Financing Highlights

The Company continued to utilize its available cash on hand to repurchase its 12.25% senior subordinated discount notes due 2008 during and subsequent to the first quarter of 2005. The Company repurchased in privately negotiated transactions a total of $114 million face amount ($72 million of accreted value, net of $5 million fair value allocated to warrants) of its 12.25% senior subordinated discount notes for an aggregate purchase price of $87 million in cash, $37 million face amount of which were repurchased in the first quarter of 2005 and $77 million face amount of which were repurchased subsequent to the end of the first quarter of 2005. As of May 4, 2005 the Company had outstanding $384 million face amount ($246 million accreted value, net of $15 million fair value allocated to warrants) of its 12.25% senior subordinated discount notes.

As previously announced, the Company used a portion of the net proceeds from its December 2004 offering of 7.125% senior notes due 2012 to redeem $133 million principal amount of its 9.375% senior notes due 2009 during the quarter ended March 31, 2005. As of May 4, 2005 the Company had outstanding $141.9 million principal amount of its 9.375% senior notes.

The Company reduced its Net Leverage Ratio (defined as total debt less cash and cash equivalents and restricted cash and investments on hand divided by first quarter annualized Adjusted EBITDA) to 6.4x as of March 31, 2005.

2005 Quarterly and Full Year Outlook

The following estimates are based on a number of assumptions that management believes to be reasonable, and reflect the Company’s expectations as of May 4, 2005. Please refer to the cautionary language regarding “forward-looking” statements included in this press release when considering this information. The Company undertakes no obligation to update this information.

($ millions)	Second Quarter 2005			Full Year 2005
Rental and management segment revenue	$182	to	$184	$735	to	$744
Rental and management segment operating profit	$124	to	$125	$507	to	$513
Services segment revenue	$3	to	$4	$12	to	$15
Services segment operating profit	$1	to	$1	$4	to	$4
Total revenue	$185	to	$188	$747	to	$759
Total segment operating profit	$125	to	$126	$511	to	$517
Corporate SG&A	$7	to	$6	$26	to	$27
Adjusted EBITDA	$118	to	$120	$485	to	$490
Non-cash interest expense (1)	$12	to	$12	$50	to	$50
Cash interest expense	$42	to	$40	$167	to	$161
Loss from continuing operations (2)	$(28)	to	$(26)	$(87)	to	$(79)
Basic and diluted net loss per common share from continuing operations	$(0.12)	to	$(0.11)	$(0.38)	to	$(0.34)
Payments for purchase of property and equipment and construction activities (3)	$14	to	$18	$60	to	$70

(1)	Non-cash interest expense includes the accretion from the Company’s 12.25% senior subordinated discount notes, warrant discount and the amortization of deferred financing fees.

(2)	The loss from continuing operations includes an $11 million pre-tax loss from retirement of long-term obligations as a result of our debt repurchases through May 4, 2005.
(3)	The Company’s full year 2005 outlook for capital expenditures is $60 million to $70 million, including $35 million to $40 million for the construction of approximately 150-175 new wireless towers, and approximately $25 million to $30 million for tower improvements and augmentation and corporate capital expenditures.

Conference Call Information

American Tower previously announced that it would host a conference call today at 11:00 a.m. EST to discuss its first quarter results for 2005 and the Company’s outlook for the second quarter and full year 2005. As set forth in the Company’s press release issued this morning with respect to the Company’s agreement to merge with SpectraSite, Inc., the Company will host a conference call today at 11:00 a.m. EST, but will discuss the planned merger with SpectraSite instead of its first quarter results and outlook. The dial-in numbers are US/Canada: (877) 235-9047, International: (706) 645-9644 access code 5629795. A replay of the call will be available from 12:00 p.m. EST May 4, 2005 until 11:59 p.m. EST May 11, 2005. The replay dial-in numbers are US/Canada: (800) 642-1687 and international: (706) 645-9291, access code 5629795. American Tower will also sponsor a live simulcast of the call on its website, http://investor.americantower.com. When available, a replay of the call will be accessible on the website.

American Tower is the leading independent owner, operator and developer of broadcast and wireless communications sites in North America. American Tower operates over 14,800 sites in the United States, Mexico, and Brazil, including approximately 300 broadcast tower sites. For more information about American Tower Corporation, please visit our website www.americantower.com.

Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles (GAAP) provided throughout this press release, we have presented the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin and Net Leverage Ratio. These measures are not intended as substitutes for other measures of financial performance determined in accordance with GAAP. They are presented as additional information because management believes they are useful indicators of the current financial performance of our core businesses. We believe that these measures can assist in comparing company performances on a consistent basis without regard to depreciation and amortization or capital structure. Our concern is that depreciation and amortization can vary significantly among companies depending on accounting methods, particularly where acquisitions or non-operating factors including historical cost bases are involved. Additionally, interest expense may vary significantly depending on capital structure. Notwithstanding the foregoing, our measures of Adjusted EBITDA, Adjusted EBITDA margin and Net Leverage Ratio may not be comparable to similarly titled measures used by other companies. Reconciliations of these measures to GAAP are included on page 9 of this press release. Our results under GAAP are set forth in the financial statements attached as pages 5 to 7 of this press release.

This press release contains “forward-looking statements” concerning our goals, beliefs, expectations, strategies, objectives, plans, future operating results and underlying assumptions, and other statements that are not necessarily based on historical facts. Examples of these statements include, but are not limited to, our second quarter and full year 2005 Outlook and planned future capital expenditures. Actual results may differ materially from those indicated in our forward-looking statements as a result of various important factors, including: (1) a decrease in demand for tower space would materially and adversely affect our operating results; (2) our substantial leverage and debt service obligations may adversely affect our operating results; (3) restrictive covenants in our loan agreement and indentures could adversely affect our business by further limiting our flexibility; (4) our participation or inability to participate in tower industry consolidation could involve certain risks; (5) if our wireless service provider customers consolidate or merge with each other to a significant degree, our growth, our revenue and our ability to generate positive cash flows could be adversely affected; (6) due to the long-term expectations of revenue from tenant leases, we are dependent on the creditworthiness of our tenants; (7) our foreign operations are subject to economic, political and other risks; (8) a substantial portion of our revenues is derived from a small number of customers; (9) the status of Iusacell Celular’s financial restructuring exposes us to risks; (10) new technologies could make our tower antenna leasing services less desirable to potential tenants and result in decreasing revenues; (11) we could have liability under environmental laws; (12) our business is subject to government regulations and changes in current or future laws or regulations could restrict our ability to operate our business as we currently do; (13) increasing competition in the tower industry may create pricing pressures; (14) if we are unable to protect our rights to the land under our towers, it could adversely affect our business; (15) our costs could increase and our revenues could decrease due to perceived health risks from radio emissions; and (16) the bankruptcy proceeding of our Verestar subsidiary exposes us to risks and uncertainties. For other important factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the information under the caption entitled “Factors That May Affect Future Results” in our Form 10-K for the year ended December 31, 2004, which we incorporate herein by reference. We undertake no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$122,797	$215,557
Accounts receivable, net	30,424	38,634
Other current assets	41,910	51,457
Assets held for sale	3,389	3,389

Total current assets	198,520	309,037

Property and equipment, net	2,231,278	2,273,356
Goodwill and other intangible assets, net	1,559,912	1,577,986
Deferred income taxes	642,145	633,814
Notes receivable and other long-term assets	293,045	291,779

Total	$4,924,900	$5,085,972

		.
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$120,666	$121,672
Accrued interest	43,586	39,466
Current portion of long-term obligations	5,350	138,386
Other current liabilities	28,422	32,681

Total current liabilities	198,024	332,205

Long-term obligations	3,141,835	3,155,228
Other long-term liabilities	126,740	121,505

Total liabilities	3,466,599	3,608,938

Minority interest in subsidiaries	5,970	6,081

STOCKHOLDERS’ EQUITY
Class A Common Stock	2,308	2,297
Additional paid-in capital	4,025,353	4,012,425
Accumulated deficit	(2,570,964)	(2,539,403)
Treasury stock	(4,366)	(4,366)

Total stockholders’ equity	1,452,331	1,470,953

Total	$4,924,900	$5,085,972

(Continued)

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2005	2004
REVENUES:
Rental and management	$181,570	$164,576
Network development services	2,785	4,215

Total operating revenues	184,355	168,791

OPERATING EXPENSES:
Rental and management	60,180	58,876
Network development services	2,202	3,561
Depreciation, amortization and accretion	81,971	81,345
Corporate general, administrative and development expense	6,973	6,879
Impairments, net loss on sale of long-lived assets and restructuring expense	2,777	3,914

Total operating expenses	154,103	154,575

INCOME FROM OPERATIONS	30,252	14,216

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,498	3,540
Interest income	699	1,114
Interest expense	(54,716)	(69,157)
Loss on retirement of long-term obligations	(15,042)	(8,053)
Other income (expense)	670	(204)

Total other expense	(64,891)	(72,760)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY METHOD INVESTMENTS	(34,639)	(58,544)

Income tax benefit	4,338	13,018
Minority interest in net earnings of subsidiaries	(55)	(1,423)
Loss on equity method investments	(1,098)	(618)

LOSS FROM CONTINUING OPERATIONS	(31,454)	(47,567)

LOSS FROM DISCONTINUED OPERATIONS, NET	(107)	(671)

NET LOSS	$(31,561)	$(48,238)

BASIC AND DILUTED NET LOSS PER COMMON SHARE AMOUNTS
Loss from continuing operations	$(0.14)	$(0.22)

Loss from discontinued operations
NET LOSS PER COMMON SHARE	$(0.14)	$(0.22)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	230,158	220,408

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended March 31,
	2005	2004
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(31,561)	$(48,238)
Other non-cash items reflected in statements of operations	109,829	102,720
Decrease in assets	13,606	10,829
Increase (decrease) in liabilities	681	(33,595)

Cash provided by operating activities	92,555	31,716

CASH FLOWS USED FOR INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(15,881)	(10,832)
Payments for acquisitions	(932)	(13,373)
Payment for acquisition of Mexico minority interest	(7,270)
Proceeds from sale of businesses and other long-term assets	910	20,818
Deposits, investments and other long-term assets	(310)	(2,586)

Cash used for investing activities	(23,483)	(5,973)

CASH FLOWS USED FOR FINANCING ACTIVITIES:
Repayment of notes payable, credit facility and capital leases	(169,086)	(307,704)
Proceeds from issuance of debt securities		225,000
Net proceeds from stock options	7,500	4,271
Restricted cash and investments		50,899
Deferred financing costs and other financing activities	(246)	(4,976)

Cash used for financing activities	(161,832)	(32,510)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(92,760)	(6,767)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	215,557	105,465

CASH AND CASH EQUIVALENTS, END OF PERIOD	$122,797	$98,698

CASH PAID FOR INCOME TAXES	$958	$279

CASH PAID FOR INTEREST	$37,255	$75,149

UNAUDITED SUPPLEMENTAL INFORMATION

SELECTED CAPITAL EXPENDITURE DETAIL (in millions)		Three Months Ended March 31, 2005
CAPITAL EXPENDITURES (PAYMENTS FOR PURCHASE OF PROPERTY AND EQUIPMENT AND CONSTRUCTION ACTIVITIES)
Discretionary		$7
Improvements/Augumentation		8
Corporate		1

Total		$16

SELECTED INTEREST EXPENSE DETAIL (in millions)		Three Months Ended March 31, 2005
Credit facility		$9
12.25% Senior subordinated discount notes due 2008		9
9.375% Senior notes due 2009		3
5.0% Convertible notes due 2010		3
3.25% Convertible notes due 2010		2
7.25% Senior subordinated notes due 2011		7
7.50% Senior notes due 2012		4
3.00% Convertible notes due 2012		3
7.125% Senior notes due 2012		9
Deferred financing amortization, warrant discount and other discount/(premium) amortization		4
Other		2

Total interest expense		$55

SELECTED BALANCE SHEET DETAIL (in millions)		March 31, 2005
LONG TERM OBLIGATIONS BREAKOUT, INCLUDING CURRENT PORTION
Term loan A		$300
Term loan B		397
12.25% Senior subordinated discount notes due 2008		292
9.375% Senior notes due 2009		142
5.0% Convertible notes due 2010		276
3.25% Convertible notes due 2010		210
7.25% Senior subordinated notes due 2011		400
7.50% Senior notes due 2012		225
3.00% Convertible notes due 2012		344
7.125% Senior notes due 2012		502
Other debt		59

Total debt		3,147
Cash & cash equivalents		123

Net debt (Total debt less total cash and cash equivalents)		$3,024

SELECTED SHARE DETAIL	March 31, 2005
TOTAL SHARES OUTSTANDING (in millions)	230.6

SELECTED TOWER PORTFOLIO DETAIL Three Months Ended March 31, 2005	Owned Wireless Towers	Broadcast Towers	Managed or Lease/Sublease	Total
ACTIVE TOWER COUNTS
Beginning Balance, 1/1/05	13,741	327	710	14,778
New Construction	59	—	—	59
Acquisitions	6	—	—	6
Reductions	(11)	—	(15)	(26)

Ending Balance, 3/31/05	13,795	327	695	14,817

UNAUDITED RECONCILIATIONS TO GAAP MEASURES

First Quarter 2005 and 2004: Adjusted EBITDA and Adjusted EBITDA margin

The reconciliation of net loss to adjusted EBITDA is as follows:

(in thousands of dollars)

	Three Months Ended March 31,
	2005	2004
Net loss	$(31,561)	$(48,238)

Loss from discontinued operations, net	107	671

Loss from continuing operations	(31,454)	(47,567)

Interest expense	54,716	69,157
Interest income	(699)	(1,114)
Income tax benefit	(4,338)	(13,018)
Depreciation, amortization and accretion	81,971	81,345
Impairments, net loss on sale of long-lived assets and restructuring expense	2,777	3,914
Loss on retirement of long-term obligations	15,042	8,053
Minority interest in net earnings of subsidiaries	55	1,423
Loss on equity method investments	1,098	618
Other (income) expense	(670)	204

Adjusted EBITDA	$118,498	$103,015

Divided by total operating revenues	$184,355	$168,791

Adjusted EBITDA margin	64%	61%

First Quarter 2005 and 2004: Net Leverage Ratio The calculation of net leverage is as follows: (in thousands of dollars, except ratios)

	March 31,
	2005	2004
Cash and cash equivalents	$122,797	$98,698
Restricted cash and investments	—	119,137

Total cash and cash equivalents	122,797	217,835

Current portion of long-term obligations	5,350	82,619
Long-term obligations	3,141,835	3,216,627

Total debt	3,147,185	3,299,246

Net debt (Total debt less total cash and cash equivalents)	3,024,388	3,081,411
Respective 1Q Adjusted EBITDA	118,498	103,015
Multiplied by 4 (annualization)	x 4	x 4

Respective 1Q annualized Adjusted EBITDA	$473,992	$412,060

Net Leverage Ratio (Net debt divided by respective 1Q annualized Adjusted EBITDA)	6.4x	7.5x

Reconciliation of 2005 Outlook to GAAP Measures The reconciliation of loss from continuing operations to Adjusted EBITDA is as follows: (in millions of dollars)

	Second Quarter 2005			Full Year 2005
	Low		High	Low		High
Loss from continuing operations (1) (2)	$(28)	to	$(26)	$(87)	to	$(79)
Total interest expense	54	to	52	217	to	211
Other, including depreciation, amortization and accretion, impairments, net loss on sale of long-lived assets and restructuring expense, interest income, loss on retirement of long-term obligations, loss on equity method investments, other expense, income tax benefit and minority interest in net earnings of subsidiaries. (2)	92	to	94	355	to	358

Adjusted EBITDA	$118	to	$120	$485	to	$490

(1)	The Company has not reconciled our Adjusted EBITDA to net loss because we do not provide guidance for loss from discontinued operations, net, which is the reconciling item between loss from continuing operations and net loss.
(2)	The Company’s second quarter loss from continuing operations includes an $11 million pre-tax loss from retirement of long-term obligations as a result of our debt repurchases as of May 4, 2005.

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